                                                                          CANADA
                                                                       ISPO 1996



                               ARAMARK CORPORATION

                             CANADIAN SUPPLEMENT TO
                                 ISPO PROSPECTUS
                             Dated December 1, 1996


         This supplement addresses significant aspects of the ARAMARK Ownership Program and Installment Stock Purchase Opportunities granted thereunder that apply to Canadian-resident employees of Versa Services Ltd.

                             ----------------------


         The following sections of the Prospectus are amended by this
Supplement:


                   Questions and Answers on pages  5 - 15
                   Income Tax Considerations on pages 17-18
                   Exercise Forms and Instructions in Annex A


                             ----------------------


         If you have any questions concerning the Program, you should call any of the individuals or the automated Shareholder Information Service listed on page 4 of the Prospectus.


                             ----------------------



           The date of this Prospectus Supplement is December 1, 1996

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS


         The following discussion is not intended to be a complete statement of the Canadian federal income tax consequences of the granting and exercise of purchase opportunities pursuant to the Plans or the disposition of Class B shares acquired upon exercise of such purchase opportunities. Because of the complexities of the Canadian income tax law, offerees are urged to consult their own tax advisors.

         This summary applies to employees of Versa Services Ltd. who are resident in Canada, who hold the purchase opportunities and Class B shares as capital property and who deal at arm's length with Versa Services Ltd. and ARAMARK for the purposes of the Income Tax Act (Canada), as amended.

         With respect to the purchase opportunities, ARAMARK understands that, under current Canadian federal income tax laws: (i) no income will be recognized by the employee at the time of grant; (ii) upon exercise of a purchase opportunity, the employee must treat as a taxable benefit from employment, any excess of the fair market value on the date of exercise of the Class B shares received on the exercise of a purchase opportunity over the exercise price of the purchase opportunity; (iii) the employee may deduct one-quarter of the benefit in computing taxable income; and (iv) the adjusted cost base of the Class B shares acquired on the exercise of the purchase opportunity will be equal to the exercise price plus the amount of the taxable benefit realized. The adjusted cost base of the Class B shares will be computed in Canadian dollars, using the Canada-U.S. exchange rate prevailing on the date of exercise. The adjusted cost base of all Class B shares received on the exercise of a purchase opportunity will then be averaged with the adjusted cost base of other Class B shares owned by the employees; and (v) on a subsequent disposition of the Class B shares, the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base of the Class B shares, plus any costs of disposition, will be treated as capital gain (or capital loss) of the employee.

         If Class B shares are first disposed of by the employee to raise the cash to exercise purchase opportunities, the same tax consequences as set out above will apply. In addition, the employee will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Class B shares exceed (or are exceeded by) the adjusted cost base of the disposed shares, plus any costs of disposition.

         ARAMARK understands that tendering Class B shares already owned by the holder of a purchase opportunity in order to exercise such purchase opportunity (a "stock-for-stock exercise," so called) would not be considered a disposition of such previously acquired shares and therefore would not result in the recognition of capital gain or loss by the employee. An employee electing to make a stock-for-stock exercise: (i) will be considered to have realized a taxable benefit equal to any excess of the fair market value on the date of exercise of the new Class B shares acquired over the exercise price of the purchase opportunity (the fair market value of the old Class B shares tendered);
(ii) the employee may deduct one-quarter of the benefit in computing taxable income; (iii) the adjusted cost base of the Class B shares acquired on the exercise of the purchase opportunity will be equal to the adjusted cost base of the old Class B shares plus the amount of the taxable benefit realized (plus the amount of any cash paid on the stock-for-stock exercise of the purchase opportunity). The adjusted cost base of the Class B shares will be computed in Canadian dollars, using the Canada-U.S. exchange rate prevailing on the date of exercise. The adjusted cost base of all Class B shares received on the exercise of a purchase opportunity will then be averaged with the adjusted cost base of other Class B shares owned by the employee; and (v) on a subsequent disposition of the Class B shares, the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base of the Class B shares plus any costs of disposition, will be treated as a capital gain (or capital loss) of the employee.

         ARAMARK further understands that it is the administrative position of Revenue Canada, Customs, Excise & Taxation ("Revenue Canada") that a taxable benefit recognized upon the exercise of a purchase opportunity is not subject to tax withholding. The Company will report to Revenue Canada the amount of the taxable benefit generated by the exercise of a purchase opportunity, and the employee is required to report that amount in his/her income tax return.

         If payment of a portion of the exercise price is deferred under the Deferred Payment Program, the interest paid at the time of making the deferred payment may be deductible during the year the interest is paid.
Employees are urged to discuss this matter as well with their own tax advisors.

                              QUESTIONS AND ANSWERS

         The following questions and answers have changed from those in the original Prospectus to reflect the application of Canadian federal income tax laws and Canadian securities laws:

13.      Q:        How do I purchase shares of Common Stock?

         A: To exercise an installment of your purchase opportunity and purchase shares, you must deliver to the Company, at the address which appears on the exercise form included in this Prospectus Supplement, (1) your completed exercise form and
                   (2) payment of the aggregate purchase price.

                   The aggregate purchase price is payable in U.S. dollars.

14.      Q:        How do I make payment for the purchase price?

         A: You may be eligible to use a combination of any of the following means to pay for the aggregate purchase price upon exercise of your purchase opportunity:

                   (1) the ARAMARK Deferred Payment Program for up to 3/4 of the purchase price, (2) the sale of Class B shares, (3) the use of Class B shares that you currently own in a stock-for-stock exercise for up to the purchase price, and (4) by personal cheque or bank draft in U.S. dollars.

15.      Q:        Why do I have to pay taxes when I exercise an installment?

         A: When you exercise an installment, any excess of the Appraisal Price of the Common Stock at the time of exercise over the exercise price is considered a taxable benefit from employment. Under current income tax legislation, one-quarter of the benefit is deductible in computing your taxable income. The Company is not required to withhold taxes at the time of the exercise. Quarterly tax installments may be required to meet your full tax liability due to this exercise, depending on your personal situation. You should discuss your particular situation with your tax advisor.

16.      Q:        Will the Company report to Revenue Canada the taxable benefit
                   (if any) that I realize upon the exercise of my purchase opportunity?

         A: Yes. Any taxable income will be reported on a T-4 form for the year in which the purchase occurs. The purchase occurs at the time your completed exercise form and your purchase price payment are received by the Company. For example, if your exercise form and purchase price payment for the appropriate installment are received by the Company in December 1996, the taxable income will be reported on a T-4 form for 1996; and if they are received in January 1997, the taxable benefit will be reported on a T-4 form for 1997. You may wish to consult with your tax advisor when considering the time, within an installment exercise period, to exercise a purchase opportunity.

18.                Not Applicable.

23.      Q:        How much of the purchase price payment may I defer under the
                   Deferred Payment Program?

         A: You may defer payment of up to 3/4 of the purchase price for the qualifying shares you are purchasing, but only for the fourth, fifth and sixth installment of your ISPO.

28.      Q:        What are the anticipated Canadian income tax consequences to me for participation in the Deferred Payment Program?

         A: The tax consequences of exercising your stock purchase opportunity installment will not change. Generally, under current Canadian law, the interest would be deductible in the year the interest is paid.

31.      Q.        What are the tax consequences if I sell Class B shares to
                   raise cash to exercise my purchase opportunity?

         A. The sale of Class B shares is a taxable event. For a discussion of the tax treatment accorded sales of Class B shares, see "Canadian Federal Income Tax Considerations" in this Supplement. The tax consequences of selling Class B shares is not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities. Again, you are urged to discuss your particular situation with your tax advisor.

34.      Q:        What are the tax consequences if I use the stock-for-stock exercise method?

         A: There will be no capital gain or loss on the disposition of the old shares. The tax cost of the new shares you receive on the exercise will be equal to the tax cost of the old shares plus the amount of the taxable benefit included in your income in respect of the new shares (plus any other cash you pay towards the purchase price). This tax cost is then averaged with the tax cost of other Class B shares held by the employee.

37.      Q:        How much of the purchase price can be paid using the
                   stock-for-stock exercise method?

         A: You may use the stock-for-stock exercise method to cover up to, but not more than, the exercise price. For example, if the exercise price for 100 shares is U.S. $8.25 per share, or U.S. $825.00, and the Appraisal Price is U.S. $16.20 per share, then you may use 50 shares that you currently own in the stock-for-stock exercise method to pay U.S. $810.00 of the exercise price, with the balance of U.S. $15.00 being paid through the other available methods. You may not use 51 shares, because 51 times U.S. $16.20 (or U.S. $826.20) exceeds the exercise price of U.S. $825.00.

41.      Q:        Can I have the shares registered jointly in my name and my spouse's name?

         A: To register Class B shares as joint tenants in your name and your spouse's name you must first transfer the Class B shares to such joint holding following exercise of the ISPO by you. Canadian securities laws generally do not permit a trade of Class B shares by Canadian-resident holders. However, the Company has obtained relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply. The relief granted by the Commissions permits Employees to transfer Class B shares to prescribed groups of persons, including their spouse (see Question 45). To register Class B shares in the names of you and your spouse as joint tenants, both you and your spouse must sign the exercise form. (Introduction to the Stockholders' Agreement.)

45.      Q:        May I transfer my shares of Common Stock for estate or tax planning purposes?

         A: Canadian securities laws generally do not permit trades of Class B shares by Canadian-resident holders. The Company has obtained certain relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply. The relief granted by the Ontario Securities Commission permits Ontario-resident employees and senior officers of Versa Services Ltd. and its subsidiaries (collectively called "Employees") to transfer Class B shares only to "Eligible Persons" provided it is done in compliance with the Stockholders' Agreement. Subsequent transfers of Class B shares are similarly restricted to other Eligible Persons. "Eligible Persons" are: (i) spouses of Employees,
                   (ii) minor children of Employees, (iii) corporations controlled by Employees and/or their spouses where the Employee is an officer and director of the corporation and where all the shares of the corporation are owned at all times by any combination of the Employee, the spouse of the Employee and children of the Employee and/or the children of the Employee's spouse or the respective offspring of the children of the Employee, (iv) trusts where all the beneficiaries are any combination of the Employee, the spouse of the Employee, the children of the Employee and/or children of the Employee's spouse and the offspring of the children of the Employee, and where at least one of the trustees is the Employee, and (v) registered retirement savings plans of the Employee or Eligible Person and/or personal holding corporations of the Employee or Eligible Persons. The relief granted by the Quebec Securities Commission permits Quebec-resident holders of Class B shares to transfer Class B shares in accordance with the Stockholders' Agreement. Pursuant to the Stockholders' Agreement, you may transfer your Class B shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. Pursuant to the Stockholders' Agreement, you may also make other transfers to your family members, their trusts or other entities if the transfer is approved by the Company's Board of Directors. (Section 3.01)

51.      Q:        Will I be able to sell shares back to the Company?

         A: Yes. Primarily, you will be able to sell your Class B shares to the Company in the internal market. Secondly, the Company provides an Emergency Buyback Program to accommodate certain limited instances when unanticipated emergencies arise. The Company anticipates that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors on an orderly and equitable basis. The Company also provides an offer-to-sell procedure for the Class B shares that could be utilized. These three methods for realizing liquidity are described more fully in the Prospectus (see Questions 53, 54, and 55). Of course, the ability of the Company to repurchase any shares is subject to the Company's continued strong operating and financial performance. (Section 3.03)

                   The purchase price will be payable in U.S. dollars. Since the shares are valued in U.S. dollars and are purchased and sold in U.S. dollars, the currency exchange risk is borne by the employee investing.

55.      Q:        Will I be able to sell my Class B shares in any other way?

         A: The anticipated normal procedure for selling Class B shares is through the internal market. However, you could also offer a portion of your Class B shares to the Company at the current Appraisal Price of the Common Stock. The Canadian securities laws generally do not allow any sale of shares other than sales back to the Company. However, as described under Question 45 above, the Company has obtained certain relief from Canadian securities laws that would permit, in the case of Ontario-resident Employees, a sale of Class B shares to Eligible Persons and, in the case of Quebec-resident holders of Class B shares, a sale of Class B shares to a third party, provided that: (i) those Class B shares were not purchased by the Company, (ii) the transfer to such Eligible Person, in the case of Ontario-residents, and to such third party, in the case of Quebec-residents, takes place within 90 days of the offer to the Company, (iii) such transfer takes place on the same terms offered to the Company, and (iv) such Eligible Person or third party transferee, as the case may be, agrees to abide by all the terms of the Stockholders' Agreement (see Question 51 and
                   Section 4 of the Stockholders' Agreement).

                   Upon termination for any reason, subject to the Company's right to Call your Class B shares (see Question 56), you could offer to sell your Class B shares as described above.

62.      Q:        What are the terms of the installment notes?

         A: The Stockholders' Agreement provides for the following terms for the installment notes. Annual cash payments will equal the least of 10% of the principal, U.S. $100,000 or your highest base salary. At the end of the 10th year following termination, any remaining balance on the notes will be paid in cash. Interest will be paid semi-annually and the rate will be fixed at the U.S. Applicable Federal Rate which currently varies approximately from 5.87% to 6.90% depending upon the term of the note. (Section 1.08) The interest is subject to a withholding tax of 15%, which can be claimed as a foreign tax credit or deducted on your tax return.

63.      Q:        If the Company purchases my Class B shares using, in part, an installment note, will I have to pay tax on the entire gain in the first year?

         A: Generally, no. The purchase using a note usually will qualify for installment treatment under the Canadian income tax laws. You should be able to recognize the taxable gain in proportion to the cash payments of principal you will receive over the years if you file Revenue Canada form T2017 with your tax returns, but at a minimum you must recognize one fifth of the gain each year for five years. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

70.      Q:        How will the Canadian/U.S. dollar exchange rate affect my
                   participation in the plan?

         A: The shares of ARAMARK stock are valued in U.S. dollars and you will need to pay for your stock in U.S. dollars.

                   Any taxable benefit in the year of purchase will be calculated on the Canadian dollar equivalent of excess of the Appraisal Price at exercise over the grant price.

71.      Q:        Is there any Canadian/U.S. dollar exchange risk?

         A: Yes, there is an exchange risk representing the change in the Canadian dollar as compared to the U.S. dollar between the date of purchase of the stock and the sale of the stock. If the Canadian dollar weakens as compared to the U.S. dollar, you stand to gain. If the Canadian dollar strengthens as compared to the U.S. dollar, you may lose.

                                                                  VERSA SERVICES

                         GENERAL INSTRUCTIONS TO FORMS


In this section, you will find the forms that you will need in order to complete all of your stock-related transactions. Extra copies of each form have been included. These forms have been color-coded for ease of reference.

As you complete the forms, have the following materials handy, as you will need to transfer information from them onto the form(s):

o Certificate of Grant -- if you are exercising the first installment of a grant.
o Ownership Statement -- if you are currently an owner.

We urge you to carefully read the Prospectus and this Prospectus Supplement, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the stock purchase program.

There are two types of forms in this Supplement:

o The blue form is the Exercise Form. You must complete and submit this form if you wish to purchase stock.
o The white form is the Internal Market Form. Stock owned for at least six months may be sold back to the company during any of the quarterly Internal Market Periods: December 15 - January 15; March 15 - April 15; June 15 - July 15; or September 15 - October 15.
   - If you wish to sell stock, you must complete the Internal Market form and submit it along with the stock certificate for the shares you are selling.
   - You may choose to apply all or some of the sale proceeds toward the purchase of more shares. Be sure to complete the appropriate sections of the Exercise Form and the Internal Market Form to indicate how you wish to have your sale proceeds distributed.

THE FOLLOWING CHART LISTS THE FORMS TO BE COMPLETED AND RETURNED TO THE ARAMARK SHAREHOLDER SERVICES GROUP AT FIRST UNION NATIONAL BANK.


|-----------------------------------------|-------------------------------------------|----------------- ---------------|
|                                         |                                           |                                 |
|     FOR THIS TRANSACTION . . .          |   COMPLETE AND SUBMIT THESE FORMS . . .   |       AND ALSO SEND IN . . .    |
|-----------------------------------------|------------------|------------------------|----------------|----------------|
|                                         |                  |                        |    Your Bank   |                |
|                                         |                  |                        | Draft Payable  |    Stock       |
|                                         |                  |     Internal Market    | to ARAMARK For |  Certificate   |
|                                         |   Exercise Form  |  Worksheet / Request   |       Any      |   For Shares   |
|                                         |       (Blue)     |   Form(1)  (White)     |     Balance    |   To Be Sold   |
|-----------------------------------------|------------------|------------------------|----------------|----------------|
|  Stock Exercise (Purchase)              |        X         |                        |       X        |                |
|-----------------------------------------|------------------|------------------------|----------------|----------------|
|  Stock Sale(1) (If applied to purchase) |        X         |           X            |       X        |       X        |
|-----------------------------------------|------------------|------------------------|----------------|----------------|

(1) If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) for the shares you are selling.
--------------------------------------------------------------------------------

Send all completed documents including, where applicable, your worksheets, stock certificate, and your bank draft, made payable to ARAMARK Corporation, to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, PA 19109. You may wish to use the enclosed return envelope. Be sure to add the appropriate postage, and mail your materials far enough in advance to reach the ARAMARK Shareholders Services Group by the deadline of January 15, 1997.

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
                                                                  VERSA SERVICES
                                 EXERCISE FORM
                             SECTION 1 -- WORKSHEET

DETERMINING YOUR COST FOR SHARES

    DEFINITION                               SOURCE
    ----------                               ------
1   Grant Date . . . . . . . . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                           ---------
2   This Year's Installment Number . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                           ---------
3   Number of Shares Now Exercisable . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                           ---------
4   Exercise Price Per Share . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 4   US$
                                                                                                                           ---------
5   Number of Shares You Want To Exercise. . Cannot Exceed Line 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                           ---------
6   Purchase Price of Shares (U.S. Dollars). Line 4 x Line 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6   US$
                                                                                                                           ---------
*  If you are purchasing stock for the first time, refer to your Certificate of Grant for this information.

SELLING SHARES - IF APPLYING PROCEEDS TO YOUR PURCHASE
7  Internal Market Proceeds - Enclose Certificate and White Form . . . . . . Line 4a of White Internal Market Form. . . 7   US$
                                                                                                                           ---------
EXERCISE SUMMARY AND COST
8  Net Purchase Price of Shares (U.S. $) - Send Draft For This Amount. . . . Line 6 - Line 7 . . . . . . . . . . . . . 8    US$
                                                                                                                           ---------
CALCULATING YOUR TAXABLE BENEFIT - IN CANADIAN DOLLARS, EXCEPT LINE 11
9  Canadian Dollars Spent To Convert to Amount of U.S. Dollars in Line 6, Exclusive of Any Fees. . . . . . . . . . . . 9     C$
                                                                                                                           ---------
10 Canadian Dollar Exchange Rate You Incurred. . . . . . . . . . . . . . . . Line 9 / Line 6. . . . . . . . . . . . .. 10    C$
                                                                                                                           ---------
11 December 1, 1996 Appraisal Price Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11   US$16.70
                                                                                                                           ---------
12 December 1 Appraisal Price x Canadian Dollar Exchange Rate. . . . . . . . Line 11 x Line 10 . . . . . . . . . . . . 12    C$
                                                                                                                           ---------
13 Canadian Dollar Value Per Share x Shares Exercised                        Line 12 x Line 5. . . . . . . . . . . . . 13    C$
                                                                                                                           ---------
14    Total Appreciation Subject To Taxes**. . . . . . . . . . . . . . . . . Line 13 - Line 9. . . . . . . . . . . . . 14    C$
                                                                                                                           ---------
** This is the amount of the taxable benefit that will be reported on your T-4. Under current income tax laws, you may deduct one-quarter of this taxable benefit in computing your taxable income.

                     SECTION 2 -- REGISTRATION AND SIGNATURE

Shares must be registered in your name. You must print your name below, sign and date.

I hereby represent, warrant, and agree as follows:

A. I have received and read copies of (a) the Prospectus dated December 1, 1996, including the Amended and Restated Stockholders' Agreement and (b) the Canadian Supplement to the Prospectus dated December 1, 1996, and (c) ARAMARK's annual report on Form 10-K.
B. I have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I will, upon request, execute any additional documents necessary or desirable for me to become a party to the Amended and Restated Stockholders' Agreement.

Print Name                   Signature                 SIN #               Date

--------------------------   -----------------------   -----------------   -----
Home Address:
             -------------------------------------------------------------------
             (Street)        (City)          (Province)           (Postal Code)

Home Phone #:                            Business Phone #:
             -------------------------                    ----------------------
Send this completed Exercise Form and your bank draft, made payable to ARAMARK Corporation, to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, Pa 19109. You may wish to use the enclosed pre-addressed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the ARAMARK Shareholder Services Group by the deadline of January 15, 1997.
--------------------------------------------------------------------------------
                          For Transfer Agent Use Only:

Bank Draft Number              Bank Draft Amount $            HID #
                 -------------                    -----------      -------------
--------------------------------------------------------------------------------

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
                                                                  VERSA SERVICES
                                 EXERCISE FORM
                             SECTION 1 -- WORKSHEET

DETERMINING YOUR COST FOR SHARES

    DEFINITION                               SOURCE
    ----------                               ------
1   Grant Date . . . . . . . . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                           ---------
2   This Year's Installment Number . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                           ---------
3   Number of Shares Now Exercisable . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                           ---------
4   Exercise Price Per Share . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 4   US$
                                                                                                                           ---------
5   Number of Shares You Want To Exercise. . Cannot Exceed Line 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                           ---------
6   Purchase Price of Shares (U.S. Dollars). Line 4 x Line 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6   US$
                                                                                                                           ---------
*  If you are purchasing stock for the first time, refer to your Certificate of Grant for this information.

SELLING SHARES - IF APPLYING PROCEEDS TO YOUR PURCHASE
7  Internal Market Proceeds - Enclose Certificate and White Form . . . . . . Line 4a of White Internal Market Form. . . 7   US$
                                                                                                                           ---------
EXERCISE SUMMARY AND COST
8  Net Purchase Price of Shares (U.S. $) - Send Draft For This Amount. . . . Line 6 - Line 7 . . . . . . . . . . . . . 8    US$
                                                                                                                           ---------
CALCULATING YOUR TAXABLE BENEFIT - IN CANADIAN DOLLARS, EXCEPT LINE 11
9  Canadian Dollars Spent To Convert to Amount of U.S. Dollars in Line 6, Exclusive of Any Fees. . . . . . . . . . . . 9     C$
                                                                                                                           ---------
10 Canadian Dollar Exchange Rate You Incurred. . . . . . . . . . . . . . . . Line 9 / Line 6. . . . . . . . . . . . .. 10    C$
                                                                                                                           ---------
11 December 1, 1996 Appraisal Price Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11   US$16.70
                                                                                                                           ---------
12 December 1 Appraisal Price x Canadian Dollar Exchange Rate. . . . . . . . Line 11 x Line 10 . . . . . . . . . . . . 12    C$
                                                                                                                           ---------
13 Canadian Dollar Value Per Share x Shares Exercised                        Line 12 x Line 5. . . . . . . . . . . . . 13    C$
                                                                                                                           ---------
14    Total Appreciation Subject To Taxes**. . . . . . . . . . . . . . . . . Line 13 - Line 9. . . . . . . . . . . . . 14    C$
                                                                                                                           ---------
** This is the amount of the taxable benefit that will be reported on your T-4. Under current income tax laws, you may deduct one-quarter of this taxable benefit in computing your taxable income.

                     SECTION 2 -- REGISTRATION AND SIGNATURE

Shares must be registered in your name. You must print your name below, sign and date.

I hereby represent, warrant, and agree as follows:

A. I have received and read copies of (a) the Prospectus dated December 1, 1996, including the Amended and Restated Stockholders' Agreement and (b) the Canadian Supplement to the Prospectus dated December 1, 1996, and (c) ARAMARK's annual report on Form 10-K.
B. I have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I will, upon request, execute any additional documents necessary or desirable for me to become a party to the Amended and Restated Stockholders' Agreement.

Print Name                   Signature                 SIN #               Date

--------------------------   -----------------------   -----------------   -----
Home Address:
             -------------------------------------------------------------------
             (Street)        (City)          (Province)           (Postal Code)

Home Phone #:                            Business Phone #:
             -------------------------                    ----------------------
Send this completed Exercise Form and your bank draft, made payable to ARAMARK Corporation, to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, Pa 19109. You may wish to use the enclosed pre-addressed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the ARAMARK Shareholder Services Group by the deadline of January 15, 1997.
--------------------------------------------------------------------------------
                          For Transfer Agent Use Only:

Bank Draft Number              Bank Draft Amount $            HID #
                 -------------                    -----------      -------------
--------------------------------------------------------------------------------

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                  VERSA SERVICES
                                 EXERCISE FORM
                             SECTION 1 -- WORKSHEET

DETERMINING YOUR COST FOR SHARES

    DEFINITION                               SOURCE
    ----------                               ------
1   Grant Date . . . . . . . . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                           ---------
2   This Year's Installment Number . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                           ---------
3   Number of Shares Now Exercisable . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                           ---------
4   Exercise Price Per Share . . . . . . . . Ownership Statement* . . . . . . . . . . . . . . . . . . . . . . . . . . . 4   US$
                                                                                                                           ---------
5   Number of Shares You Want To Exercise. . Cannot Exceed Line 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                           ---------
6   Purchase Price of Shares (U.S. Dollars). Line 4 x Line 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6   US$
                                                                                                                           ---------
*  If you are purchasing stock for the first time, refer to your Certificate of Grant for this information.

SELLING SHARES - IF APPLYING PROCEEDS TO YOUR PURCHASE
7  Internal Market Proceeds - Enclose Certificate and White Form . . . . . . Line 4a of White Internal Market Form. . . 7   US$
                                                                                                                           ---------
EXERCISE SUMMARY AND COST
8  Net Purchase Price of Shares (U.S. $) - Send Draft For This Amount. . . . Line 6 - Line 7 . . . . . . . . . . . . . 8    US$
                                                                                                                           ---------
CALCULATING YOUR TAXABLE BENEFIT - IN CANADIAN DOLLARS, EXCEPT LINE 11
9  Canadian Dollars Spent To Convert to Amount of U.S. Dollars in Line 6, Exclusive of Any Fees. . . . . . . . . . . . 9     C$
                                                                                                                           ---------
10 Canadian Dollar Exchange Rate You Incurred. . . . . . . . . . . . . . . . Line 9 / Line 6. . . . . . . . . . . . .. 10    C$
                                                                                                                           ---------
11 December 1, 1996 Appraisal Price Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11   US$16.70
                                                                                                                           ---------
12 December 1 Appraisal Price x Canadian Dollar Exchange Rate. . . . . . . . Line 11 x Line 10 . . . . . . . . . . . . 12    C$
                                                                                                                           ---------
13 Canadian Dollar Value Per Share x Shares Exercised                        Line 12 x Line 5. . . . . . . . . . . . . 13    C$
                                                                                                                           ---------
14    Total Appreciation Subject To Taxes**. . . . . . . . . . . . . . . . . Line 13 - Line 9. . . . . . . . . . . . . 14    C$
                                                                                                                           ---------
** This is the amount of the taxable benefit that will be reported on your T-4. Under current income tax laws, you may deduct one-quarter of this taxable benefit in computing your taxable income.

                     SECTION 2 -- REGISTRATION AND SIGNATURE

Shares must be registered in your name. You must print your name below, sign and date.

I hereby represent, warrant, and agree as follows:

A. I have received and read copies of (a) the Prospectus dated December 1, 1996, including the Amended and Restated Stockholders' Agreement and (b) the Canadian Supplement to the Prospectus dated December 1, 1996, and (c) ARAMARK's annual report on Form 10-K.
B. I have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I will, upon request, execute any additional documents necessary or desirable for me to become a party to the Amended and Restated Stockholders' Agreement.

Print Name                   Signature                 SIN #               Date

--------------------------   -----------------------   -----------------   -----
Home Address:
             -------------------------------------------------------------------
             (Street)        (City)          (Province)           (Postal Code)

Home Phone #:                            Business Phone #:
             -------------------------                    ----------------------
Send this completed Exercise Form and your bank draft, made payable to ARAMARK Corporation, to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, Pa 19109. You may wish to use the enclosed pre-addressed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the ARAMARK Shareholder Services Group by the deadline of January 15, 1997.
--------------------------------------------------------------------------------
                          For Transfer Agent Use Only:

Bank Draft Number              Bank Draft Amount $            HID #
                 -------------                    -----------      -------------
--------------------------------------------------------------------------------

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                  VERSA SERVICES


                 SECTION I -- INTERNAL MARKET SALE REQUEST FORM

INSTRUCTIONS: In this Section, you will be listing the certificate or confirmation statement that you are enclosing, and indicating the number of shares listed, and the number of shares you would like to sell.


          NAME (PLEASE PRINT)                        ACCOUNT NUMBER*

|------------------------------------|    |------------------------------------|
|                                    |    |                                    |
|   ------------------------------   |    |    -----------------------------   |
|                                    |    |                                    |
|------------------------------------|    |------------------------------------|


SALE OF COMMON SHARES - CLASS B


                                      NO. OF SHARES            NO. OF SHARES TO
                                      SHOWN ON THIS            BE SOLD FROM THIS
      CERTIFICATE/CONFIRMATION        CERTIFICATE/              CERTIFICATE/
LINE         STATEMENT         LINE    CONFIRMATION    LINE      CONFIRMATION
 NO.       NUMBER ENCLOSED      NO.      STATEMENT      NO.        STATEMENT
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1a   |                      |  1a  |                |  1a  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1b   |                      |  1b  |                |  1b  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1c   |                      |  1c  |                |  1c  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1d   |                      |  1d  |                |  1d  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1e   |                      |  1e  |                |  1e  |
------|----------------------|------|----------------|------|-------------------
      |                      |      | TOTAL SHARES   |      |  TOTAL SHARES TO
      |                      |      | SHOWN          |      |  BE SOLD (COPY 1g
      |                      |      |                |      |  TO LINE 1 ON
      |                      |      |                |      |  REVERSE SIDE)
------|----------------------|------|----------------|------|-------------------
 1f   | TOTAL SHARES         |  1f  |                |  1g  |
(Add 1a-1e IN EACH COLUMN)   |      |                |      |
-----------------------------|------|----------------|------|-------------------
TOTAL COMMON SHARES          |      |                |      |
LEFT OVER (1b MINUS 1g)      |  1h  |                |      |
-----------------------------|------|----------------|------|-------------------

Note: Shares purchased within the prior six (6) months cannot be sold.

           COMPLETE SECTIONS II AND III ON REVERSE SIDE OF THIS FORM.

* See Stock Ownership Statement

                                                                EXPIRES 1/15/97

                                                                  VERSA SERVICES


       SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions

SALE OF COMMON SHARES
1  Number of Common Shares to be Sold (from Section l, Line 1g on reverse): . . . . . . . . . . .  . . . . . . . . . .  1
                                                                                                                          ---------
2  Sale Price Per Common Share (December 1, 1996 appraisal price): . . . . . . . . . . . . . . . . . . . . . . . . . .  2  US$16.70
                                                                                                                          ---------
3  Total Sale Price of Common Shares (Line 1 x Line 2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3  US$
                                                                                                                          ---------

DISTRIBUTION OF TOTAL PROCEEDS

4  Amount of Proceeds to be Applied to Exercise (if applicable-also copy to Line 7 of blue Exercise Form)
   (a)  Grant Date:                      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4a US$
                   ----------------------                                                                                 ---------
5  Cash Back to You (Line 3 minus Line 4a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5  US$
                                                                                                                          ---------
6  Total Distribution (Line 4a + Line 5 - Total must equal Line 3) . . . . . . . . . . . . . . . . . . . . . . . . . .  6  US$
                                                                                                                          ---------

                   SECTION II -- INTERNAL MARKET REQUEST FORM

SIGNATURE

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1 above, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1996; you are under no obligation to sell; and that the offer price is the appraisal value, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. Please sign below exactly as your name appears on the stock certificate.

Print Name                                Account #

--------------------------------------    -------------------------------------

Signature                                 Date

--------------------------------------    -------------------------------------



DELIVERY ADDRESS(ES)

|========================================|=====================================|
|  Send Check For Net Sale Proceeds To:  |  Send Stock Certificate* To:        |
|                                        |                                     |
|  ------------------------------------  |  ---------------------------------  |
|  ------------------------------------  |  ---------------------------------  |
|========================================|=====================================|

* In cases where the number of shares on the stock certificate or confirmation statement you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to them.

THIS COMPLETED FORM AND STOCK CERTIFICATE OR CONFIRMATION STATEMENT MUST BE RECEIVED AT THE ARAMARK SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 1997. (If a certificate was not sent to you for the shares, attach a copy of the confirmation statement in lieu of certificate.)

Send the form and certificate or confirmation statement to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, PA 19109.


                                                           EXPIRATION:  1/15/97

                                                                  VERSA SERVICES


                 SECTION I -- INTERNAL MARKET SALE REQUEST FORM

INSTRUCTIONS: In this Section, you will be listing the certificate or confirmation statement that you are enclosing, and indicating the number of shares listed, and the number of shares you would like to sell.


          NAME (PLEASE PRINT)                        ACCOUNT NUMBER*

|------------------------------------|    |------------------------------------|
|                                    |    |                                    |
|   ------------------------------   |    |    -----------------------------   |
|                                    |    |                                    |
|------------------------------------|    |------------------------------------|


SALE OF COMMON SHARES - CLASS B


                                      NO. OF SHARES            NO. OF SHARES TO
                                      SHOWN ON THIS            BE SOLD FROM THIS
      CERTIFICATE/CONFIRMATION        CERTIFICATE/              CERTIFICATE/
LINE         STATEMENT         LINE    CONFIRMATION    LINE      CONFIRMATION
 NO.       NUMBER ENCLOSED      NO.      STATEMENT      NO.        STATEMENT
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1a   |                      |  1a  |                |  1a  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1b   |                      |  1b  |                |  1b  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1c   |                      |  1c  |                |  1c  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1d   |                      |  1d  |                |  1d  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1e   |                      |  1e  |                |  1e  |
------|----------------------|------|----------------|------|-------------------
      |                      |      | TOTAL SHARES   |      |  TOTAL SHARES TO
      |                      |      | SHOWN          |      |  BE SOLD (COPY 1g
      |                      |      |                |      |  TO LINE 1 ON
      |                      |      |                |      |  REVERSE SIDE)
------|----------------------|------|----------------|------|-------------------
 1f   | TOTAL SHARES         |  1f  |                |  1g  |
(Add 1a-1e IN EACH COLUMN)   |      |                |      |
-----------------------------|------|----------------|------|-------------------
TOTAL COMMON SHARES          |      |                |      |
LEFT OVER (1b MINUS 1g)      |  1h  |                |      |
-----------------------------|------|----------------|------|-------------------

Note: Shares purchased within the prior six (6) months cannot be sold.

           COMPLETE SECTIONS II AND III ON REVERSE SIDE OF THIS FORM.

* See Stock Ownership Statement

                                                                EXPIRES 1/15/97

                                                                  VERSA SERVICES


       SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions

SALE OF COMMON SHARES
1  Number of Common Shares to be Sold (from Section l, Line 1g on reverse): . . . . . . . . . . .  . . . . . . . . . .  1
                                                                                                                          ---------
2  Sale Price Per Common Share (December 1, 1996 appraisal price): . . . . . . . . . . . . . . . . . . . . . . . . . .  2  US$16.70
                                                                                                                          ---------
3  Total Sale Price of Common Shares (Line 1 x Line 2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3  US$
                                                                                                                          ---------

DISTRIBUTION OF TOTAL PROCEEDS

4  Amount of Proceeds to be Applied to Exercise (if applicable-also copy to Line 7 of blue Exercise Form)
   (a)  Grant Date:                      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4a US$
                   ----------------------                                                                                 ---------
5  Cash Back to You (Line 3 minus Line 4a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5  US$
                                                                                                                          ---------
6  Total Distribution (Line 4a + Line 5 - Total must equal Line 3) . . . . . . . . . . . . . . . . . . . . . . . . . .  6  US$
                                                                                                                          ---------

                   SECTION II -- INTERNAL MARKET REQUEST FORM

SIGNATURE

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1 above, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1996; you are under no obligation to sell; and that the offer price is the appraisal value, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. Please sign below exactly as your name appears on the stock certificate.

Print Name                                Account #

--------------------------------------    -------------------------------------

Signature                                 Date

--------------------------------------    -------------------------------------



DELIVERY ADDRESS(ES)

|========================================|=====================================|
|  Send Check For Net Sale Proceeds To:  |  Send Stock Certificate* To:        |
|                                        |                                     |
|  ------------------------------------  |  ---------------------------------  |
|  ------------------------------------  |  ---------------------------------  |
|========================================|=====================================|

* In cases where the number of shares on the stock certificate or confirmation statement you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to them.

THIS COMPLETED FORM AND STOCK CERTIFICATE OR CONFIRMATION STATEMENT MUST BE RECEIVED AT THE ARAMARK SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 1997. (If a certificate was not sent to you for the shares, attach a copy of the confirmation statement in lieu of certificate.)

Send the form and certificate or confirmation statement to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, PA 19109.


                                                           EXPIRATION:  1/15/97

                                                                  VERSA SERVICES


                 SECTION I -- INTERNAL MARKET SALE REQUEST FORM

INSTRUCTIONS: In this Section, you will be listing the certificate or confirmation statement that you are enclosing, and indicating the number of shares listed, and the number of shares you would like to sell.


          NAME (PLEASE PRINT)                        ACCOUNT NUMBER*

|------------------------------------|    |------------------------------------|
|                                    |    |                                    |
|   ------------------------------   |    |    -----------------------------   |
|                                    |    |                                    |
|------------------------------------|    |------------------------------------|


SALE OF COMMON SHARES - CLASS B


                                      NO. OF SHARES            NO. OF SHARES TO
                                      SHOWN ON THIS            BE SOLD FROM THIS
      CERTIFICATE/CONFIRMATION        CERTIFICATE/              CERTIFICATE/
LINE         STATEMENT         LINE    CONFIRMATION    LINE      CONFIRMATION
 NO.       NUMBER ENCLOSED      NO.      STATEMENT      NO.        STATEMENT
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1a   |                      |  1a  |                |  1a  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1b   |                      |  1b  |                |  1b  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1c   |                      |  1c  |                |  1c  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1d   |                      |  1d  |                |  1d  |
------|----------------------|------|----------------|------|-------------------
      |                      |      |                |      |
 1e   |                      |  1e  |                |  1e  |
------|----------------------|------|----------------|------|-------------------
      |                      |      | TOTAL SHARES   |      |  TOTAL SHARES TO
      |                      |      | SHOWN          |      |  BE SOLD (COPY 1g
      |                      |      |                |      |  TO LINE 1 ON
      |                      |      |                |      |  REVERSE SIDE)
------|----------------------|------|----------------|------|-------------------
 1f   | TOTAL SHARES         |  1f  |                |  1g  |
(Add 1a-1e IN EACH COLUMN)   |      |                |      |
-----------------------------|------|----------------|------|-------------------
TOTAL COMMON SHARES          |      |                |      |
LEFT OVER (1b MINUS 1g)      |  1h  |                |      |
-----------------------------|------|----------------|------|-------------------

Note: Shares purchased within the prior six (6) months cannot be sold.

           COMPLETE SECTIONS II AND III ON REVERSE SIDE OF THIS FORM.

* See Stock Ownership Statement

                                                                EXPIRES 1/15/97

                                                                  VERSA SERVICES


       SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions

SALE OF COMMON SHARES
1  Number of Common Shares to be Sold (from Section l, Line 1g on reverse): . . . . . . . . . . .  . . . . . . . . . .  1
                                                                                                                          ---------
2  Sale Price Per Common Share (December 1, 1996 appraisal price): . . . . . . . . . . . . . . . . . . . . . . . . . .  2  US$16.70
                                                                                                                          ---------
3  Total Sale Price of Common Shares (Line 1 x Line 2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3  US$
                                                                                                                          ---------

DISTRIBUTION OF TOTAL PROCEEDS

4  Amount of Proceeds to be Applied to Exercise (if applicable-also copy to Line 7 of blue Exercise Form)
   (a)  Grant Date:                      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4a US$
                   ----------------------                                                                                 ---------
5  Cash Back to You (Line 3 minus Line 4a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5  US$
                                                                                                                          ---------
6  Total Distribution (Line 4a + Line 5 - Total must equal Line 3) . . . . . . . . . . . . . . . . . . . . . . . . . .  6  US$
                                                                                                                          ---------

                   SECTION II -- INTERNAL MARKET REQUEST FORM

SIGNATURE

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1 above, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1996; you are under no obligation to sell; and that the offer price is the appraisal value, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. Please sign below exactly as your name appears on the stock certificate.

Print Name                                Account #

--------------------------------------    -------------------------------------

Signature                                 Date

--------------------------------------    -------------------------------------



DELIVERY ADDRESS(ES)

|========================================|=====================================|
|  Send Check For Net Sale Proceeds To:  |  Send Stock Certificate* To:        |
|                                        |                                     |
|  ------------------------------------  |  ---------------------------------  |
|  ------------------------------------  |  ---------------------------------  |
|========================================|=====================================|

* In cases where the number of shares on the stock certificate or confirmation statement you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to them.

THIS COMPLETED FORM AND STOCK CERTIFICATE OR CONFIRMATION STATEMENT MUST BE RECEIVED AT THE ARAMARK SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 1997. (If a certificate was not sent to you for the shares, attach a copy of the confirmation statement in lieu of certificate.)

Send the form and certificate or confirmation statement to: First Union National Bank, N.A., ARAMARK Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, Floor B-1, Philadelphia, PA 19109.


                                                           EXPIRATION:  1/15/97